UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 16, 2023
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InfuSystem Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-35020 (Commission File Number)	20-3341405 (I.R.S. Employer Identification Number)

3851 West Hamlin Road Rochester Hills, Michigan 48309
(Address of principal executive offices) (Zip Code)

(248) 291-1210
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $.0001 per share	INFU	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2023 Annual Meeting of Stockholders (the "2023 Annual Meeting") of InfuSystem Holdings, Inc. (the "Company") held on May 16, 2023, the Company's stockholders approved the First Amendment (the "First Amendment") to the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (as amended, the "2021 Plan"), which was previously approved by the Company's Board of Directors (the "Board"). The First Amendment increased the maximum number of shares of the Company's common stock (the "Common Stock") reserved for issuance under the 2021 Equity Plan to 5,000,000 shares, plus the number of shares of Common Stock underlying any award granted under the InfuSystem Holdings, Inc. 2014 Equity Plan (the "Prior Plan") that expire, terminate or are cancelled or forfeited under the terms of the Prior Plan, an increase of 2,500,000 shares. The terms of the 2021 Plan provide for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, other equity-based awards and cash awards. The 2021 Plan is administered by the Board's Compensation Committee, which committee has full power to select participants to whom awards may be granted and to determine the types of awards to be granted, the number of shares to be covered by each award granted and the terms and conditions of each award granted, among other things. Eligible participants under the 2021 Plan include employees, consultants, and directors of the Company and its affiliates.

In addition, at the 2023 Annual Meeting, the Company's stockholders approved the InfuSystem Holdings, Inc. 2023 Employee Stock Purchase Plan (the "2023 ESPP"), which was previously approved by the Company's Board. In connection with the adoption of the 2023 ESPP, the Company's Board terminated the InfuSystem Holdings, Inc. Employee Stock Purchase Plan (the "Prior ESPP"). Following termination of the Prior ESPP, all rights the Company intends to grant under an "employee stock purchase plan" as such term is defined in section 423 of the Internal Revenue Code of 1986, as amended, will be granted under the 2023 ESPP. The 2023 ESPP provides that a maximum of 300,000 shares of Common Stock, plus any shares remaining under the Prior ESPP after the close of its final offering period, are available for sale under the 2023 ESPP. The terms of the 2023 ESPP provide eligible participants electing to participate in the plan with an option to acquire shares of Common Stock during specified offering periods. The per share option exercise price at which shares of Common Stock will be sold under the 2023 ESPP will be equal to the lesser of (i) 85% of the closing price of a share of Common Stock on the NYSE American (or such other exchange on which the shares of Common Stock are traded) on the first day of an offering period or (ii) 85% of the closing price of a share of Common Stock on the purchase date. The 2023 ESPP is administered by the Board's Compensation Committee. Eligible participants under the plan include all full-time employees and certain part-time employees of the Company who meet certain eligibility requirements set forth in the 2023 ESPP. Participation in the 2023 ESPP for any eligible employee is voluntary.

Summaries of the First Amendment to the 2021 Plan and the 2023 ESPP are included in Proposal Nos. 3 and 4, respectively, of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2023. The foregoing descriptions of the First Amendment to the 2021 Plan and the 2023 ESPP are not complete and are qualified in their entirety by reference to the First Amendment to the 2021 Plan and the 2023 ESPP, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan
10.2	InfuSystem Holdings, Inc. 2023 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Barry Steele
Barry Steele
Chief Financial Officer

Dated: May 24, 2023